Board of Directors
ICICI Bank Limited
ICICI Towers
Bandra Kurla Complex
Mumbai -400 051


Ladies and Gentlemen


We consent to the use of our audit report dated February 9, 2000 on the financial statements of ICICI Bank Limited as of March 31, 1999 and 1998, and for each of the years in the three-year period then ended included herein and to the reference to our firm under the heading "Experts" in the prospectus.




                                                                /s/ KPMG

Mumbai, India
February 10, 2000